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                                                                   EXHIBIT 10.44

                                                          CONFIDENTIAL TREATMENT
                                                          REQUESTED BY A.D.A.M.
                                                          SOFTWARE, INC.
ADDISON
WESLEY
LONGMAN




                                                       One Jacob Way
                                                       Reading
                                                       Massachusetts 01867-3999
                                                       Telephone 617 944 3700


June 11, 1996, 1996

Mr. Curtis Cain
Chief Executive Officer
A.D.A.M. Software, Inc.
1600 RiverEdge Parkway
Atlanta, Georgia 30328

Dear Curt:

This letter is to amend the September 14, 1995 Product Development Agreement between Benjamin/Cummings, a wholly-owned subsidiary of Addison Wesley Longman Inc. (AWL), and A.D.A.M. Software (the "Agreement").

Per our discussions, ADAM and AWL agree to the following changes in the
Agreement:

Throughout the Agreement, replace where it says "4-8 Modules" with "4-7
Modules."

Paragraph 11(a) will be replaced in its entirety with the following:

11(a). Royalties. Each party hereto that sells, licenses or otherwise distributes (the "Seller") copies of Modules 1-3 and/or Modules 4-7 (collectively the "Modules") will pay the other party a royalty of XXX of Net Receipts (as defined in Section 11(d) from such products with a minimum annual average per-Module royalty of XXX. For sales by B/C outside of the U.S. to an AWL subsidiary or entity, royalties will be paid as indicated in Paragraph 11(e). For royalties on the first 6,000 units of the Modules (in any combination) sold by AWL, AWL will pay ADAM a royalty of XXX, not XXX. Royalties will be paid quarterly as provided in Paragraph 11(b) below, with adjustments as indicated in Section 11(f) if applicable. These terms will apply to any Modules sold after March 31, 1996.

We also agree to add new paragraphs:

11(e). Royalties (outside US). For sales or transfers outside the U.S. by B/C to an AWL subsidiary or entity, royalties will be paid to ADAM of XXX of B/C's net receipts minus B/C's Cost of Goods Sold (as defined in paragraph 15). The minimum per-Module royalty specified in paragraph 11(a) also applies in this case.

11(f). Royalty Adjustment. If, in any calendar year starting with 1996, more than 15% of copies sold by AWL are sold direct to the end-user (e.g. not through resellers such as campus bookstores), then AWL will pay ADAM a XXX royalty on all such units, not XXX as specified in 11(a). Once a year in January, AWL will review its sales and make the appropriate one-time adjustment to royalties owed ADAM at that time.
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ADDISON
WESLEY
LONGMAN

                                                    One Jacob Way
                                                    Reading
                                                    Massachusetts 01867-3999
                                                    Telephone 617 944 3700


Paragraph 10(c) is hereby amended to remove the words "XXXXXXXXX".

Paragraph 14 (COMPLIMENTARY COPIES OF THE WORK) is hereby amended to remove the notification by B/C to ADAM when it has distributed more than 200 complimentary copies of a given Module. B/C will not distribute more than 1,000 copies of a given Module without the written permission of ADAM.

Paragraph 16 will be replaced as follows:

16. TECHNICAL SUPPORT OF THE WORK BY AWL AND BY ADAM. AWL shall provide technical support to customers and end users of the Work for each Module of the Work (Modules 1-3 as well as 4-7) according to its technical support policies. ADAM agrees to provide technical support, including but not limited to: (i) any reasonable training to AWL personnel, (ii) technical support documentation such as bug lists and known work-arounds, release notes, frequently asked questions, and (iii) back-up telephone support, all so that AWL may provide adequate support to its customers and to customers of ADAM that have purchased the Modules. If support calls exceed 200 calls/month for two straight months for the Modules altogether, AWL may request that ADAM share the costs of providing this support and ADAM agrees that it will in good faith negotiate a mutually satisfactory arrangement. This section 16 supersedes Section 16 of the Modules 1-3 Agreement.

The attached Exhibit A also hereby replaces the original Exhibits A and A-1.

Sincerely,


                                        Agreed to by: /s/ Curtis Cain
/s/  David O'Connor                                  ----------------------
                                        Title:        CEO
                                                     ----------------------
David O'Connor
Vice President and Director             Date:         6/14/96
Educational Multimedia Group                         ----------------------





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                                  EXHIBIT A


SPECIFICATIONS
ADAM and Benjamin/Cummings are co-developing a total of seven modules in a series called A.D.A.M. Benjamin/Cummings Interactive Physiology. Three modules are currently published (Cardiovascular, Muscle, and Respiratory). The modules will cover 3-5 core concepts in the particular body system that lend themselves well to the media and are difficult for students to grasp. The four modules yet to be published will follow the interface, functionality, features, and developmental pathway of the Respiratory System (module #3). Two teams will work concurrently to each develop one module within six months. Each team is comprised of (at least) one B/C Developmental Editor and two A.D.A.M. Medical Illustrators, Software Engineer, Product Manager, Quality Assurance (1.5 people).

B/C BUDGET ASSUMPTIONS
1.  Actual logged B/C Developmental Hours on Muscle (XXX) and Respiratory
(XXX) suggest an average of XXX hours per module. These hours include a greater emphasis on development of the paper manuscript before start of art render which we have determined shortens the number of animator hours.

2. Project Management and Producer hours are calculated using similar assumptions based on published modules.

3. Hard costs (travel, market research, reviews) are calculated based on similar costs on previous modules.

B/C BUDGET
B/C Hours Per Module
Development Hours = XXX hours
Project Management Hours = XXX hours
Executive Producer Hours = XXX hours
- - --TOTAL B/C labor = XXX hours

B/C HARD COSTS PER MODULE
Reviews = $XXX
Focus Groups = $XXX
Author Travel = $XXX
Staff Travel = $XXX
Production = $XXX
Manufacturing Set-up Costs = $XXX
Misc. = $XXX
- - --TOTAL B/C Hard Costs = $XXX per module

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A.D.A.M. BUDGET ASSUMPTIONS
1. Illustrator/Animator time is calculated as roughly XXX hours per page developing base art; XXX hours per page developing first draft animations; XXX hours per page developing second draft animations, and XXX hours per page finalizing. Illustrators spend a range of XXX - XXX hours developing quizzes depending on their complexity.

2. Product management (XXX hours), quality assurance (XXX hours), software engineering (XXX), and installation and mastering (XXX hours) add up to approximately XXX hours per module.


A.D.A.M. BUDGET
A.D.A.M. Hours Per Module
Summing all labor charged to the module, each module is targeted at XXX hours. Variances from this target are subject to the process defined in Paragraph 2. Allowing for variations from module to module, A.D.A.M. is budgeting a total of XXX person hours for the remaining four modules.

A.D.A.M. HARD COSTS PER MODULE
Focus Group & Brainstorming Meeting Travel = $XXX
Voice Recording* = $XXX
Video Recording* = $XXX
- - --TOTAL A.D.A.M. Hard Costs = $XXX per module

*Audio and video recording sessions for two modules must be scheduled to occur in one session and the session must be limited to one day, otherwise cost will double.


SCHEDULE
A.D.A.M. and B/C plan to publish all seven modules by June 1997.